[GRAPHIC]

GALAXY FUND II

GALAXY FUNDS

PROSPECTUS
JULY 29, 2002

GALAXY II LARGE COMPANY INDEX FUND

GALAXY II SMALL COMPANY INDEX FUND

GALAXY II UTILITY INDEX FUND

GALAXY II U.S. TREASURY INDEX FUND

GALAXY II MUNICIPAL BOND FUND

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved any shares of these Funds or determined if this prospectus is accurate or complete. Anyone who tells you otherwise is committing a crime.

[GALAXY FUNDS LOGO]

CONTENTS

 1    RISK/RETURN SUMMARY
 1    Introduction
 2    Galaxy II Large Company Index Fund
 6    Galaxy II Small Company Index Fund
10    Galaxy II Utility Index Fund
14    Galaxy II U.S. Treasury Index Fund
18    Galaxy II Municipal Bond Fund
22    Additional information about risk
23    Investor guidelines
24    FUND MANAGEMENT
25    HOW TO INVEST IN THE FUNDS
25    Buying, selling and exchanging shares
25      HOW TO BUY SHARES
26      HOW TO SELL SHARES
27      HOW TO EXCHANGE SHARES
27      OTHER TRANSACTION POLICIES
29    DIVIDENDS, DISTRIBUTIONS AND TAXES
32    GALAXY II INVESTOR PROGRAMS
32      Retirement plans
32      Other programs
34    HOW TO REACH GALAXY II
35    FINANCIAL HIGHLIGHTS
39    REORGANIZATION WITH LIBERTY FUNDS
40    MISCELLANEOUS

RISK/RETURN SUMMARY

INTRODUCTION

This prospectus describes the Galaxy II Large Company Index Fund, Galaxy II Small Company Index Fund, Galaxy II Utility Index Fund and Galaxy II U.S. Treasury Index Fund (which are referred to in this prospectus as the INDEX FUNDS) and the Galaxy II Municipal Bond Fund.

On the following pages, you'll find important information about each of the Funds, including:

- the Fund's investment objective (sometimes called the Fund's goal) and the main investment strategies used by the Fund's investment adviser in trying to achieve that objective

- the main risks associated with an investment in the Fund - the Fund's past performance measured on both a year-by-year and long-term basis

-    the fees and expenses that you will pay as an investor in the Fund.

THE FUNDS' INVESTMENT ADVISER

Fleet Investment Advisors Inc., which is referred to in this prospectus as the ADVISER, is the investment adviser for the Funds.

AN INVESTMENT IN THE FUNDS ISN'T A BANK DEPOSIT AND IT ISN'T INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. YOU COULD LOSE MONEY BY INVESTING IN THE FUNDS.

GALAXY II LARGE COMPANY INDEX FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide investment results that, before deduction of operating expenses, match the price and yield performance of U.S. publicly traded common stocks with large stock market capitalizations as represented by the Standard & Poor's 500 Composite Stock Price Index (S&P 500).

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund uses an indexing strategy through the use of sophisticated computer models to approximate the investment performance of the S&P 500. The Fund invests substantially all of its assets (under normal circumstances, at least 80% of net assets plus any borrowings for investment purposes) in the common stocks of large companies included in the S&P 500. Normally, the Fund holds all 500 stocks in the S&P 500, and in approximately the same percentage as each stock is represented in the S&P 500.

To the extent that, from time to time, the stocks in a particular market sector, such as technology, comprise a significant proportion of the S&P 500, those stocks will be represented in substantially the same proportion in the Fund.

The Fund will only purchase a security that is included in the S&P 500 at the time of purchase. The Fund will normally only buy or sell securities to adjust to changes in the composition of the S&P 500 or to accommodate cash flows into and out of the Fund.

The Fund also invests in stock index futures contracts in order to track the S&P 500 when the purchase of individual securities may be less efficient.

Under normal market conditions, it is expected that the quarterly performance of the Fund, before expenses, will track the performance of the S&P 500 within a ..95 correlation coefficient.

THE MAIN RISKS OF INVESTING IN THE FUND

Because the Fund invests primarily in stocks, it is subject to MARKET RISK. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

There is the additional risk that the Fund will fail to match the investment results of the S&P 500 as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.

[SIDENOTE]

THE INDEXING STRATEGY

The Fund is not actively managed. This means that the Adviser does not use economic, financial and market analysis in selecting securities for the Fund. Instead, the Adviser attempts to approximate the performance of the Fund's target index by investing the Fund's assets in securities included in that index. The Adviser relies on sophisticated computer models in managing the Fund's investments. Because the indexing approach generally involves lower portfolio turnover than is typical for most actively managed funds, transaction and administration costs tend to be low as well.

S&P 500

The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.

In addition, the Fund carries the following main risks:

- INDEXING RISK - Your investment in the Fund will typically decline in value when the S&P 500 declines. Since the Fund is designed to track the S&P 500, the Fund cannot purchase other securities that may help offset declines in the S&P 500. In addition, because the Fund may not always hold all stocks included in the S&P 500 and may not always be fully invested, the Fund's performance may fail to match the performance of the S&P 500, after taking expenses into account.

- SECTOR RISK - To the extent that the stocks in a particular market sector comprise a significant portion of the S&P 500 and, correspondingly, of the Fund's holdings, the Fund will be especially susceptible to the risks associated with investments in those market sectors. For example, technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or become adversely impacted by government regulation. In addition, technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

- STOCK INDEX FUTURES CONTRACTS - The Fund may not always be able to track the performance of its index by entering into stock index futures contracts because the prices of stock index futures contracts may not always match the movement of the index to which they relate. Also, a liquid secondary market may not be available, which might prevent the Adviser from closing out a futures contract when desired.

[SIDENOTE]

MARKET CAPITALIZATION

A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors. The average market capitalization of the companies included in the S&P 500 as of March 28, 2002 was approximately $21 billion.

STOCK INDEX FUTURES CONTRACTS

A stock index futures contract obligates a Fund, at the end of the contract, to pay or receive an amount equal to the difference between the value of the stock index on the date the contract was struck and its value at the end of the contract, multiplied by the dollar amount of the contract. No physical delivery of the underlying stocks in the index is made.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[CHART]



1992   1993   1994    1995    1996    1997    1998    1999    2000     2001
-----  -----  -----  ------  ------  ------  ------  ------  ------   -------
7.09%  9.61%  0.96%  37.10%  22.54%  32.81%  28.06%  20.49%  -9.08%   -12.22%


BEST QUARTER

21.23% for the quarter ending December 31, 1998

WORST QUARTER

-14.72% for the quarter ending September 30, 2001

The Fund's year-to-date return as of the quarter ended June 30, 2002 was -13.25%.

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 2001 as compared to the S&P 500. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                                           SINCE
                                  1 YEAR      5 YEARS     10 YEARS       INCEPTION
-----------------------------------------------------------------------------------------------
Large Company Index Fund
Before Taxes                      -12.22%      10.34%       12.53%       14.37% (10/1/90)
-----------------------------------------------------------------------------------------------
Large Company Index Fund After
Taxes on Distributions            -13.42%       8.83%       11.09%       12.96% (10/1/90)
-----------------------------------------------------------------------------------------------
Large Company Index Fund After
Taxes on Distributions and Sale
of Fund Shares                     -6.63%       8.30%       10.24%       12.00% (10/1/90)
-----------------------------------------------------------------------------------------------
S&P 500 (reflects no deduction
for fees, expenses or taxes)      -11.88%      10.70%       12.93%       14.95% (since 9/30/90)
-----------------------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

SHAREHOLDER FEES(1) (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                                        MAXIMUM DEFERRED
                                        MAXIMUM SALES CHARGE         SALES CHARGE (LOAD)
                                         (LOAD) ON PURCHASES         SHOWN AS A % OF THE            REDEMPTION FEE
                                         SHOWN AS A % OF THE      OFFERING PRICE OR SALE         (AS A % OF AMOUNT
                                              OFFERING PRICE    PRICE, WHICHEVER IS LESS   REDEEMED IF APPLICABLE)
------------------------------------------------------------------------------------------------------------------
Large Company Index Fund                                None                        None                     --(2)


ANNUAL FUND OPERATING EXPENSES (FEES DEDUCTED FROM THE FUND'S ASSETS)


                                                                                          TOTAL FUND
                                        MANAGEMENT      DISTRIBUTION          OTHER        OPERATING
                                              FEES      (12b-1) FEES       EXPENSES         EXPENSES
------------------------------------------------------------------------------------------------------
Large Company Index Fund                     0.10%              None         0.40%(3)        0.50%(3)


(1) A $10 annual fee is deducted from accounts of less than $1,000 and paid to Galaxy II's transfer agent.

(2) There is a $7.50 charge for wiring sales proceeds to your bank.

(3) The Fund's sub-administrator has agreed to reimburse 0.01% of certain expenses so that Other expenses and Total Fund operating expenses are expected to be 0.39% and 0.49%, respectively.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown

-    you reinvest all dividends and distributions in the Fund

-    you sell all your shares at the end of the periods shown

-    your investment has a 5% return each year

-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


                                            1 YEAR          3 YEARS         5 YEARS         10 YEARS
------------------------------------------------------------------------------------------------------
Large Company Index Fund                       $51             $160            $280             $628

GALAXY II SMALL COMPANY INDEX FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide investment results that, before deduction of operating expenses, match the price and yield performance of U.S. publicly traded common stocks with smaller stock market capitalizations, as represented by the Standard & Poor's SmallCap 600 Stock Price Index (S&P SmallCap 600).

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund uses an indexing strategy through the use of sophisticated computer models to approximate the investment performance of the S&P SmallCap 600. The Fund invests substantially all of its assets (under normal circumstances, at least 80% of net assets plus any borrowings for investment purposes) in the common stocks of small companies included in the S&P SmallCap 600. Normally, the Fund holds all 600 stocks in the S&P SmallCap 600, in approximately the same percentage as each stock is represented in the S&P SmallCap 600. From time to time, however, when deemed advisable by the Adviser, the Fund will not hold all of the stocks in the S&P SmallCap 600 but instead will use a statistical technique known as "portfolio optimization." When using portfolio optimization, the Adviser will consider whether or not to include each stock in the Fund based on that stock's contribution to the Fund's market capitalization, industry representation and exposure to certain fundamentals (such as dividend yield, price-earnings multiple and average growth rates) as compared to the S&P SmallCap 600. When utilized, portfolio optimization is expected to provide an effective method of substantially duplicating the dividend income and capital gains of the S&P SmallCap 600.

To the extent that, from time to time, the stocks in a particular market sector, such as technology, comprise a significant portion of the S&P SmallCap 600, those stocks will be represented in substantially the same proportion in the Fund.

The Fund will only purchase a security that is included in the S&P SmallCap 600 at the time of purchase. The Fund will normally only buy or sell securities to adjust to changes in the composition of the S&P SmallCap 600 or to accommodate cash flows into and out of the Fund.

The Fund also invests in stock index futures contracts in order to track the S&P SmallCap 600 when the purchase of individual securities may be less efficient.

Under normal market conditions, it is expected that the quarterly performance of the Fund, before expenses, will track the performance of the S&P SmallCap 600 within a .95 correlation coefficient.

THE MAIN RISKS OF INVESTING IN THE FUND

Because the Fund invests primarily in stocks, it is subject to MARKET RISK. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

[SIDENOTE]

THE INDEXING STRATEGY

The Fund is not actively managed. This means that the Adviser does not use economic, financial and market analysis in selecting securities for the Fund. Instead, the Adviser attempts to approximate the performance of the Fund's target index by investing the Fund's assets in securities included in that index. The Adviser relies on sophisticated computer models in managing the Fund's investments. Because the indexing approach generally involves lower portfolio turnover than is typical for most actively managed funds, transaction and administration costs tend to be low as well.

S&P SMALLCAP 600

The S&P SmallCap 600 is an unmanaged index that tracks the performance of 600 domestic companies traded on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P SmallCap 600 is heavily weighted with the stocks of small companies.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

There is the additional risk that the Fund will fail to match the investment results of the S&P SmallCap 600 as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.

In addition, the Fund carries the following main risks:

- INDEXING RISK - Your investment in the Fund will typically decline in value when the S&P SmallCap 600 declines. Since the Fund is designed to track the S&P SmallCap 600, the Fund cannot purchase other securities that may help offset declines in stocks represented in the S&P SmallCap 600. In addition, because the Fund may not always hold all stocks included in the S&P SmallCap 600, such as when the Adviser deems it advisable to utilize portfolio optimization, and may not always be fully invested, the Fund's performance may fail to match the performance of the S&P SmallCap 600, after taking expenses into account.

- SMALL COMPANIES RISK - Smaller companies tend to have limited resources, product lines and market share. As a result, their share prices tend to fluctuate more than those of larger companies. Their shares may also trade less frequently and in limited volume, making them potentially less liquid. The price of small company stocks might fall regardless of trends in the broader market.

- SECTOR RISK - To the extent that the stocks in a particular market sector comprise a significant portion of the S&P SmallCap 600 and, correspondingly, of the Fund's holdings, the Fund will be especially susceptible to the risks associated with investments in those market sectors. For example, technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or become adversely impacted by government regulation. In addition, technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

- STOCK INDEX FUTURES CONTRACTS - The Fund may not always be able to track the performance of its index by entering into stock index futures contracts because the prices of stock index futures contracts may not always match the movement of the index to which they relate. Also, a liquid secondary market may not be available, which might prevent the Adviser from closing out a futures contract when desired.

[SIDENOTE]

MARKET CAPITALIZATION

A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors. The average market capitalization of the companies included in the S&P SmallCap 600 as of March 28, 2002 was approximately $672 million.

STOCK INDEX FUTURES CONTRACTS

A stock index futures contract obligates a Fund, at the end of the contract, to pay or receive an amount equal to the difference between the value of the stock index on the date the contract was struck and its value at the end of the contract, multiplied by the dollar amount of the contract. No physical delivery of the underlying stocks in the index is made.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[CHART]

 1992    1993    1994    1995    1996    1997    1998    1999    2000    2001
------  ------  ------  ------  ------  ------  ------  ------  ------   -----
12.27%  11.35%  -3.66%  33.11%  19.67%  23.56%  -1.75%  11.66%  11.00%   6.20%


BEST QUARTER
22.13% for the quarter ending March 31, 1991

WORST QUARTER
-20.89% for the quarter ending September 30, 1998

The Fund's year-to-date return as of the quarter ended June 30, 2002 was -0.25%.

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 2001, as compared to the S&P SmallCap 600. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                                                  SINCE
                                        1 YEAR     5 YEARS     10 YEARS         INCEPTION
--------------------------------------------------------------------------------------------------------
Small Company Index Fund
Before Taxes                             6.20%       9.83%      11.86%         14.99% (10/1/90)

Small Company Index Fund
After Taxes on Distributions             4.85%       5.97%       9.09%         12.32% (10/1/90)

Small Company Index Fund After
Taxes on Distributions and Sale
of Fund Shares                           4.65%       6.98%       9.09%         12.03% (10/1/90)

S&P SmallCap 600 (reflects no
deduction for fees, expenses or taxes)   6.51%      10.65%      13.61%         16.33% (since 9/30/90)

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

SHAREHOLDER FEES(1) (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                                           MAXIMUM DEFERRED
                                           MAXIMUM SALES CHARGE         SALES CHARGE (LOAD)
                                            (LOAD) ON PURCHASES         SHOWN AS A % OF THE           REDEMPTION FEE
                                            SHOWN AS A % OF THE      OFFERING PRICE OR SALE        (AS A % OF AMOUNT
                                                 OFFERING PRICE    PRICE, WHICHEVER IS LESS   REDEEMED IF APPLICABLE)
---------------------------------------------------------------------------------------------------------------------
Small Company Index Fund                                   None                        None                     --(2)


ANNUAL FUND OPERATING EXPENSES (FEES DEDUCTED FROM THE FUND'S ASSETS)

                                                                                          TOTAL FUND
                                        MANAGEMENT      DISTRIBUTION          OTHER        OPERATING
                                              FEES      (12b-1) FEES       EXPENSES         EXPENSES
------------------------------------------------------------------------------------------------------
Small Company Index Fund                     0.10%              None          0.31%            0.41%


(1) A $10 annual fee is deducted from accounts of less than $1,000 and paid to Galaxy II's transfer agent.

(2)  There is a $7.50 charge for wiring sales proceeds to your bank.

(3) The Fund's sub-administrator has agreed to reimburse 0.01% of certain expenses so that Other expenses and Total Fund operating expenses are 0.30% and 0.40%, respectively.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown

-    you reinvest all dividends and distributions in the Fund

-    you sell all your shares at the end of the periods shown

-    your investment has a 5% return each year

-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                       1 YEAR          3 YEARS         5 YEARS         10 YEARS
-------------------------------------------------------------------------------------------------
Small Company Index Fund                 $42             $132            $230             $518

GALAXY II UTILITY INDEX FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide investment results that, before deduction of operating expenses, match the price and yield performance of U.S. publicly traded common stocks of companies in the utility industry, as represented by the Standard & Poor's Utilities Composite Stock Price Index (S&P Utilities Index).

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund uses an indexing strategy through the use of sophisticated computer models to approximate the investment performance of the S&P Utilities Index. The Fund invests substantially all of its assets (under normal circumstances, at least 80% of net assets plus any borrowings for investment purposes) in the common stocks of companies in the utilities industry that are included in the S&P Utilities Index. Normally the Fund holds every stock in the S&P Utilities Index, in approximately the same percentage as each stock is represented in the S&P Utilities Index.

The Fund will only purchase a security that is included in the S&P Utilities Index at the time of purchase. The Fund will normally only buy or sell securities to adjust to changes in the composition of the S&P Utilities Index or to accommodate cash flows into and out of the Fund.

Under normal market conditions, it is expected that the quarterly performance of the Fund, before expenses, will track the performance of the S&P Utilities Index within a .95 correlation coefficient.

THE MAIN RISKS OF INVESTING IN THE FUND

Because the Fund invests primarily in stocks, it is subject to MARKET RISK. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

There is the additional risk that the Fund will fail to match the investment results of the S&P Utilities Index as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.

In addition, the Fund carries the following main risks:

- INDEXING RISK - Your investment in the Fund will typically decline in value when the S&P Utilities Index declines. Since the Fund is designed to track the S&P Utilities Index, the Fund cannot purchase other securities that may help offset declines in stocks represented in the S&P Utilities Index. In addition, because the Fund may not always hold all stocks included in the S&P Utilities Index and may not always be fully invested, the Fund's performance may fail to match the performance of the S&P Utilities Index.


[SIDENOTE]

THE INDEXING STRATEGY

The Fund is not actively managed. This means that the Adviser does not use economic, financial and market analysis in selecting securities for the Fund. Instead, the Adviser attempts to approximate the performance of the Fund's target index by investing the Fund's assets in securities included in that index. The Adviser relies on sophisticated computer models in managing the Fund's investments. Because the indexing approach generally involves lower portfolio turnover than is typical for most actively managed funds, transaction and administration costs tend to be low as well.

S&P UTILITIES INDEX

The S&P Utilities Index is an unmanaged index that tracks the performance of the utility sector of the S&P 500. The weighting of stocks in the S&P Utilities Index is based on each stock's relative market capitalization. The S&P Utilities Index is currently made up of approximately 40 common stocks.

- INDUSTRY CONCENTRATION - The Fund concentrates its investments (i.e., invests 25% or more of its total assets) in the utility industry. As a result, the Fund's investments may be subject to greater risk and market fluctuation than a fund that holds securities representing a broad range of industries.

- INDUSTRY RISK - Because the Fund concentrates its investments in the utility industry, it is subject to industry risk. Industry risk is the possibility that a particular group of related stocks, such as those stocks in a particular industry, may decline in price due to industry-specific developments. For the utility industry, these developments could include changing regulations, which could limit profits, dividends or access to new markets, unexpected increases in fuel or other operating costs, increasing competition, and restriction to relatively mature markets.

- LACK OF DIVERSIFICATION - The Fund is non-diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified fund which holds more investments.


[SIDENOTE]

MARKET CAPITALIZATION

A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[CHART]


  1994    1995    1996     1997    1998    1999    2000     2001
 ------  ------   -----   ------  ------  ------  ------   -------
 -8.64%  37.08%   3.47%   28.51%  14.77%  -9.49%  59.35%   -31.71%


BEST QUARTER
32.70% for the quarter ending September 30, 2000

WORST QUARTER
-18.56% for the quarter ending September 30, 2001

The Fund's year-to-date return as of the quarter ended June 30, 2002 was -14.61%.

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 2001, as compared to the S&P Utilities Index. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                                               SINCE
                                                    1 YEAR     5 YEARS       INCEPTION
---------------------------------------------------------------------------------------------------
Utility Index Fund Before Taxes                    -31.71%       7.75%       8.80% (1/5/93)
---------------------------------------------------------------------------------------------------
Utility Index Fund After Taxes on Distributions    -35.24%       4.24%       5.88% (1/5/93)
---------------------------------------------------------------------------------------------------
Utility Index Fund After Taxes on Distributions
and Sale of Fund Shares                            -17.13%       5.29%       6.20% (1/5/93)
---------------------------------------------------------------------------------------------------
S&P Utilities Index (reflects no deduction
for fees, expenses or taxes)                       -30.44%       7.29%       8.01% (since 12/31/92)
---------------------------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

SHAREHOLDER FEES(1) (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                                           MAXIMUM DEFERRED
                                           MAXIMUM SALES CHARGE         SALES CHARGE (LOAD)
                                            (LOAD) ON PURCHASES         SHOWN AS A % OF THE           REDEMPTION FEE
                                            SHOWN AS A % OF THE      OFFERING PRICE OR SALE        (AS A % OF AMOUNT
                                                 OFFERING PRICE    PRICE, WHICHEVER IS LESS   REDEEMED IF APPLICABLE)
---------------------------------------------------------------------------------------------------------------------
Utility Index Fund                                         None                        None                     --(2)
---------------------------------------------------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES (FEES DEDUCTED FROM THE FUND'S ASSETS)

                                                                                          TOTAL FUND
                                        MANAGEMENT      DISTRIBUTION          OTHER        OPERATING
                                              FEES      (12b-1) FEES       EXPENSES         EXPENSES
------------------------------------------------------------------------------------------------------
Utility Index Fund                           0.10%              None          0.31%(3)         0.41%(3)
------------------------------------------------------------------------------------------------------


(1) A $10 annual fee is deducted from accounts of less than $1,000 and paid to Galaxy II's transfer agent.

(2)  There is a $7.50 charge for wiring sales proceeds to your bank.

(3) The Fund's sub-administrator has agreed to reimburse 0.01% of certain expenses so that Other expenses and Total fund operating expenses are expected to be 0.30% and 0.40%, respectively.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown

-    you reinvest all dividends and distributions in the Fund

-    you sell all your shares at the end of the periods shown

-    your investment has a 5% return each year

-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                        1 YEAR          3 YEARS         5 YEARS         10 YEARS
-------------------------------------------------------------------------------------------------
Utility Index Fund                        $42              $132           $230             $518
-------------------------------------------------------------------------------------------------

GALAXY II U.S. TREASURY INDEX FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide investment results that, before deduction of operating expenses, match the price and yield performance of U.S. Treasury notes and bonds, as represented by the U.S. Treasury component (U.S. Treasury Index) of the Salomon Smith Barney Broad Investment-Grade Bond Index.

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund uses an indexing strategy through the use of sophisticated computer models to approximate the investment performance of the U.S. Treasury Index. The Fund invests substantially all of its assets (under normal circumstances, at least 80% of net assets plus any borrowings for investment purposes) in the U.S. Treasury securities included in the U.S. Treasury Index.

The Fund will not hold all of the issues in the U.S. Treasury Index because of the costs involved. Instead, the Adviser will consider whether or not to include each security in the Fund based on that security's contribution to the Fund's total market value, average coupon rate and average weighted maturity of the Fund as compared to the U.S. Treasury Index.

The Fund will only purchase a security that is included in the U.S. Treasury Index at the time of purchase. The Fund will normally only buy or sell securities to adjust to changes in the composition of the U.S. Treasury Index, or to accommodate cash flows into and out of the Fund.

Under normal market conditions, it is expected that the quarterly performance of the Fund, before expenses, will track the performance of the U.S. Treasury Index within a .95 correlation coefficient.

[SIDENOTE]

THE INDEXING STRATEGY

The Fund is not actively managed. This means that the Adviser does not use economic, financial and market analysis in selecting securities for the Fund. Instead, the Adviser attempts to approximate the performance of the Fund's target index by investing the Fund's assets in securities included in that index. The Adviser relies on sophisticated computer models in managing the Fund's investments. Because the indexing approach generally involves lower portfolio turnover than is typical for most actively managed funds, transaction and administration costs tend to be low as well.

THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and swings in investment markets. These can occur within or outside the U.S. or worldwide, and may affect only particular companies or industries.

There is the additional risk that the Fund will fail to match the investment results of the U.S. Treasury Index as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.

In addition, the Fund carries the following main risks:

- INDEXING RISK -- Your investment in the Fund will typically decline in value when the U.S. Treasury Index declines. Since the Fund is designed to track the U.S. Treasury Index, the Fund cannot purchase other securities that may help offset declines in debt securities represented in the U.S. Treasury Index. In addition, because the Fund will not hold all issues included in the U.S. Treasury Index and may not always be fully invested, the Fund's performance may fail to match the performance of the U.S. Treasury Index, after taking expenses into account.

- INTEREST RATE RISK -- The prices of debt securities generally tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.

- CREDIT RISK -- Although U.S. Government securities, particularly U.S. Treasury securities, have historically involved little credit risk, if an issuer fails to pay interest or repay principal, the value of your investment could decline.


[SIDENOTE]

U.S. TREASURY INDEX

The U.S. Treasury Index is an unmanaged index composed of all U.S. Treasury notes and bonds with remaining maturities of at least one year and outstanding principal of at least $25 million that are included in the Salomon Smith Barney Investment-Grade Bond Index. Securities in the U.S. Treasury Index are weighted by market value, that is, the price per bond or note multiplied by the number of bonds or notes outstanding.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[CHART]



    1992         6.77%
    1993        10.21%
    1994        -3.69%
    1995        18.06%
    1996         2.21%
    1997         9.27%
    1998         9.76%
    1999        -2.85%
    2000        13.13%
    2001         6.28%


BEST QUARTER

6.15% for the quarter ending June 30, 1995

WORST QUARTER

-2.93% for the quarter ending March 31, 1994


The Fund's year-to-date return as of the quarter ended June 30, 2002 was 3.32%.

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 2001, as compared to the U.S. Treasury Index. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                                                                SINCE
                                              1 YEAR          5 YEARS        10 YEARS         INCEPTION
---------------------------------------------------------------------------------------------------------------------
U.S. Treasury Index Fund Before Taxes          6.28%           6.98%           6.72%           7.40% (6/4/91)
---------------------------------------------------------------------------------------------------------------------
U.S. Treasury Index Fund After Taxes
on Distributions                               4.01%           4.49%           4.08%           4.79% (6/4/91)
---------------------------------------------------------------------------------------------------------------------
U.S. Treasury Index Fund After Taxes
on Distributions and Sale of
Fund Shares                                    3.80%           4.34%           4.08%           4.70% (6/4/91)
---------------------------------------------------------------------------------------------------------------------
U.S. Treasury Index (reflects no
deduction for fees, expenses or taxes)         6.73%           7.34%           7.09%           7.77% (since 5/31/91)
---------------------------------------------------------------------------------------------------------------------


For current yield information, please call 1-800-345-6611.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

SHAREHOLDER FEES(1) (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                                 MAXIMUM DEFERRED
                             MAXIMUM SALES CHARGE             SALES CHARGE (LOAD)
                              (LOAD) ON PURCHASES             SHOWN AS A % OF THE                    REDEMPTION FEE
                              SHOWN AS A % OF THE          OFFERING PRICE OR SALE                 (AS A % OF AMOUNT
                                   OFFERING PRICE        PRICE, WHICHEVER IS LESS           REDEEMED IF APPLICABLE)
-------------------------------------------------------------------------------------------------------------------
U.S. Treasury Index Fund                     None                            None                             --(2)
-------------------------------------------------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES (FEES DEDUCTED FROM THE FUND'S ASSETS)

                                                                                          TOTAL FUND
                                        MANAGEMENT      DISTRIBUTION          OTHER        OPERATING
                                              FEES      (12b-1) FEES       EXPENSES         EXPENSES
----------------------------------------------------------------------------------------------------
U.S. Treasury Index Fund                     0.10%              None       0.33%(3)        0.43%(3)
----------------------------------------------------------------------------------------------------


(1) A $10 annual fee is deducted from accounts of less than $1,000 and paid to Galaxy II's transfer agent.

(2)  There is a $7.50 charge for wiring sales proceeds to your bank.

(3) The Fund's administrator has agreed to reimburse 0.01% of certain expenses so that Other expenses and Total Fund operating expenses are expected to be 0.32% and 0.42%, respectively.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown

-    you reinvest all dividends and distributions in the Fund

-    you sell all your shares at the end of the periods shown

-    your investment has a 5% return each year

-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                    1 YEAR          3 YEARS         5 YEARS         10 YEARS
                                    ------          -------         -------         --------
U.S. Treasury Index Fund              $44             $138            $241             $542

GALAXY II MUNICIPAL BOND FUND

THE FUND'S INVESTMENT OBJECTIVE
The Fund seeks to provide investors with the highest level of income exempt from regular federal income tax consistent with prudent investment management and preservation of capital.

THE FUND'S MAIN INVESTMENT STRATEGIES
Under normal circumstances, the Fund invests substantially all (at least 80%) of its net assets in municipal bonds and other municipal securities that pay interest which is exempt from federal income taxes (including the federal alternative minimum tax).

Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax
(AMT). Investments in private activity bonds subject to the AMT will normally not exceed 20% of the Fund's net assets and will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.

In selecting portfolio securities for the Fund, the Adviser evaluates the suitability of available bonds according to such factors as creditworthiness, maturity, liquidity and interest rates. It also determines the appropriate allocation of the Fund's assets among various geographic regions, issuers, and industry sectors.

Nearly all of the Fund's investments will be of investment grade quality. Investment grade securities have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P), Moody's Investors Service, Inc. (Moody's), or another nationally recognized statistical rating organization (NRSRO), or are unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities that have one of the top three ratings assigned by S&P or Moody's or another NRSRO, or in unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that, under the circumstances, the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by S&P, Moody's or another NRSRO if the securities exceed 5% of the Fund's net assets.

The Fund's average weighted maturity will vary from time to time depending on current economic and market conditions and the Adviser's assessment of probable changes in interest rates. However, under normal market conditions, the Fund expects to maintain a weighted average maturity of between 5 and 10 years. There is no limit on the maturity of any individual security in the Fund.

[SIDENOTE]

MUNICIPAL SECURITIES

State and local governments issue municipal securities to raise money to finance public works, to repay outstanding obligations, to raise funds for general operating expenses and to make loans to other public institutions. Some municipal securities, known as private activity bonds, are backed by private entities and are used to finance various non-public projects. Municipal securities, which can be issued as bonds, notes or commercial paper, usually have fixed interest rates, although some have interest rates that change from time to time.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

THE MAIN RISKS OF INVESTING IN THE FUND
All mutual funds are affected by changes in the economy and swings in investment markets.

In addition, the Fund carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities, including municipal securities, tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.
- CREDIT RISK - The value of debt securities, including municipal securities, also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall. Debt securities which have the lowest of the top four ratings assigned by S&P, Moody's or another NRSRO have speculative characteristics. Changes in the economy are more likely to affect the ability of issuers of these securities to make payments of principal and interest than is the case with higher-rated securities. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid. Some municipal obligations are payable only from limited revenue sources or by private entities.
- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain municipal securities held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

[SIDENOTE]

TYPES OF MUNICIPAL SECURITIES

GENERAL OBLIGATION SECURITIES are secured by the issuer's full faith, credit and taxing power. REVENUE OBLIGATION SECURITIES are usually payable only from revenues derived from specific facilities or revenue sources. PRIVATE ACTIVITY BONDS are usually revenue obligations since they are typically payable by the private user of the facilities financed by the bonds.

AVERAGE WEIGHTED MATURITY

Average weighted maturity gives you the average time until all debt securities in the Fund come due or MATURE. It is calculated by averaging the time to maturity of all debt securities held by the Fund with each maturity "weighted" according to the percentage of assets it represents.

HOW THE FUND HAS PERFORMED
The bar chart and the table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS
The bar chart shows how the performance of the Fund has varied from year to year.

[CHART]



1994      -5.59%
1995      14.63%
1996       3.56%
1997       7.23%
1998       5.46%
1999      -1.16%
2000       8.69%
20001      5.18%


BEST QUARTER
6.09% for the quarter ending March 31, 1995

WORST QUARTER
-4.89% for the quarter ending March 31, 1994

The Fund's year-to-date return as of the quarter ended June 30, 2002 was 3.85%.

AVERAGE ANNUAL TOTAL RETURNS
The table shows the Fund's average annual total returns for the periods ended December 31, 2001, as compared to a broad-based market index. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.



                                                                          SINCE
                                             1 YEAR     5 YEARS         INCEPTION
                                             ------     -------         ---------

Municipal Bond Fund Before Taxes              5.18%       5.03%       5.18% (4/15/93)

Municipal Bond Fund After Taxes
on Distributions                              5.18%       5.03%       5.18% (4/15/93)

Municipal Bond Fund After Taxes on
Distributions and Sale of Fund Shares         4.73%       4.91%       5.07% (4/15/93)

Lehman Brothers Quality Intermediate
Municipal Bond Index (reflects no
deduction for fees, expenses or taxes)        5.52%       5.52%       5.46% (since 6/30/93)*



* The Lehman Brothers Quality Intermediate Municipal Bond Index started on June 30, 1993

For current yield information, please call 1-800-345-6611.

[SIDENOTE]

The Lehman Brothers Quality Intermediate Municipal Bond Index, a subset of the Lehman Brothers Municipal Bond Index, is an unmanaged index that tracks the performance of municipal bonds with remaining maturities between two and twelve years and which are rated in one of the top three rating categories.

FEES AND EXPENSES OF THE FUND
The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

SHAREHOLDER FEES(1) (FEES PAID DIRECTLY FROM YOUR INVESTMENT)



                                                  MAXIMUM DEFERRED SALES
                      MAXIMUM SALES CHARGE    CHARGE (LOAD) SHOWN AS A %
                       (LOAD) ON PURCHASES         OF THE OFFERING PRICE     REDEMPTION FEE (AS A %
                           SHOWN AS A % OF                OR SALE PRICE,         OF AMOUNT REDEEMED
                        THE OFFERING PRICE             WHICHEVER IS LESS             IF APPLICABLE)
                      --------------------    --------------------------     ----------------------
Municipal Bond Fund                   None                          None                      --(2)
                      --------------------    --------------------------     ----------------------


ANNUAL FUND OPERATING EXPENSES (FEES DEDUCTED FROM THE FUND'S ASSETS)



                             MANAGEMENT     DISTRIBUTION                              TOTAL FUND
                                   FEES     (12b-1) FEES    OTHER EXPENSES    OPERATING EXPENSES
                             ----------     ------------    --------------    ------------------
Municipal Bond Fund               0.25%             None             0.35%                 0.60%
                             ----------     ------------    --------------    ------------------


(1) A $10 annual fee is deducted from accounts of less than $1,000 and paid to Galaxy II's transfer agent.
(2)  There is a $7.50 charge for wiring sales proceeds to your bank.

EXAMPLE
This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-   you invest $10,000 for the periods shown
-   you reinvest all dividends and distributions in the Fund
-   you sell all your shares at the end of the periods shown
-   your investment has a 5% return each year
-   the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:



                                   1 YEAR      3 YEARS    5 YEARS      10 YEARS
                                   ------      -------    -------      --------

Municipal Bond Fund                $   61      $   192    $   335      $    750
                                   ------      -------    -------      --------


[SIDENOTE]

PORTFOLIO MANAGER

The Adviser's municipal bond portfolio management team is responsible for the day-to-day management of the Fund's investment portfolio. The team has managed the Fund since 1996.

ADDITIONAL INFORMATION ABOUT RISK

The main risks associated with an investment in each of the Funds have been described above. The following supplements that discussion.

TEMPORARY DEFENSIVE POSITIONS
The Galaxy II Municipal Bond Fund may temporarily hold up to 20% of its net assets in investments that are not part of its main investment strategy to try to avoid losses during unfavorable market conditions. These investments may include short-term municipal securities, such as short-term municipal notes and tax-exempt commercial paper and taxable money market securities, such as U.S. Government obligations, bank certificates of deposit and bankers' acceptances, and repurchase agreements collateralized by these securities. This strategy could prevent the Fund from achieving its investment objective.

OTHER TYPES OF INVESTMENTS
This prospectus describes each Fund's main investment strategies and the particular types of securities in which each Fund principally invests. Each Index Fund may hold temporary cash balances (normally not in excess of 2% of net assets) to efficiently manage transactional expenses. The Index Funds may invest these balances in instruments that are described in detail in the Statement of Additional Information (SAI) which is referred to on the back cover of this prospectus.

The Galaxy II Municipal Bond Fund may, from time to time, pursue other investment strategies and make other types of investments in support of its overall investment goal. These supplemental investment strategies, which are not considered to be main investment strategies of the Fund - and the risks involved
- are described in detail in the SAI.

INVESTOR GUIDELINES

The table below provides information as to which type of investor might want to invest in each of the Galaxy II Funds. It's meant as a general guide only. TAX-EXEMPT FUNDS ARE GENERALLY NOT APPROPRIATE INVESTMENTS FOR TAX-DEFERRED RETIREMENT ACCOUNTS, SUCH AS IRAS, BECAUSE THEIR RETURNS BEFORE TAXES ARE GENERALLY LOWER THAN THOSE OF TAXABLE FUNDS. Consult your financial adviser for help in deciding which Fund is right for you.



GALAXY FUND II                     MAY BE BEST SUITED FOR...
--------------                     -------------------------

Galaxy II Large                    - Investors seeking to closely match the
Company Index Fund                   investment performance of the market
                                     segment composed of U.S. publicly traded large capitalization stocks as represented by the S&P 500.

Galaxy II Small                    - Investors seeking to closely match the
Company Index Fund                   investment performance of the market
                                     segment composed of U.S. publicly traded small capitalization stocks as represented by the S&P SmallCap 600.

Galaxy II Utility Index            - Investors seeking to closely match the
Fund investment performance of the market segment composed of U.S. publicly traded common stocks of companies in the utility industry as represented by the S&P Utilities Index.

Galaxy II U.S. Treasury            - Investors seeking to closely match the
Index Fund                           investment performance of the market
                                     segment composed of U.S. Treasury notes and bonds as represented by the U.S. Treasury
                                     Index.

Galaxy II Municipal                - Investors seeking income that's free of
Bond Fund                            federal income tax and who can accept
                                     fluctuations in price and yield.


[SIDENOTE]

TAX-EQUIVALENT YIELD

One way to understand the tax advantages of a tax-exempt fund is to compare its after-tax return to that of a taxable investment. For example, suppose you are in the 38.6% federal income tax bracket. If you earn 10% on a taxable fund, the fund's return after taxes will be 6.14%. On the other hand, if you earn 10% on a tax-exempt fund, your after-tax return is also 10% because you pay no federal income taxes on the tax-exempt fund's returns. So, you are better off if you can earn more than 6.14% on a tax-exempt fund than if you earn a 10% return on a taxable fund (before you pay federal income taxes). However, the lower your federal income tax bracket, the less likely it is that you will enjoy a higher after-tax return from a tax-exempt fund than from a taxable fund.

FUND MANAGEMENT

ADVISER
The Adviser, an indirect wholly-owned subsidiary of FleetBoston Financial Corporation, was established in 1984 and has its main office at 100 Federal Street, Boston, Massachusetts 02110.

The Adviser also provides investment management and advisory services to individual and institutional clients. As of March 31, 2002, the Adviser managed over $96.1 billion in assets.

The Adviser, subject to the general supervision of Galaxy II's Board of Trustees, manages each Fund in accordance with its investment objective and policies, makes decisions with respect to and places orders for all purchases and sales of portfolio securities, and maintains related records.

ALLOCATION OF ORDERS FOR PORTFOLIO SECURITIES
The Adviser may allocate orders for the purchase and sale of portfolio securities to certain financial institutions, including those that are affiliated with the Adviser or that have sold shares of the Funds, to the extent permitted by law or by order of the Securities and Exchange Commission. The Adviser will allocate orders to such institutions only if it believes that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.

MANAGEMENT FEES
The management fees paid to the Adviser by the Funds during the last fiscal year are set forth below.



                                              MANAGEMENT FEE
FUND                            AS A % OF AVERAGE NET ASSETS
----                            ----------------------------

Large Company Index Fund                                0.10%

Small Company Index Fund                                0.10%

Utility Index Fund                                      0.10%

U.S. Treasury Index Fund                                0.10%

Municipal Bond Fund                                     0.25%



SUB-ACCOUNT SERVICES
Affiliates of the Adviser and certain other parties may receive fees from Galaxy II's transfer agent for providing certain sub-accounting and administrative services to participant sub-accounts with respect to shares of the Galaxy II Index Funds held by defined contribution plans. The transfer agency fees payable by the Funds have been increased by an amount equal to these fees, so that the shareholders of the Funds indirectly bear these fees.

HOW TO INVEST IN THE FUNDS

BUYING, SELLING AND EXCHANGING SHARES
You can buy and sell shares of the Funds on any day that the Funds are open for business. With respect to the Large Company Index Fund, Small Company Index Fund and Utility Index Fund, a business day is any day that the New York Stock Exchange is open. With respect to the U.S. Treasury Index Fund and Municipal Bond Fund, a business day is any day that the New York Stock Exchange, the Federal Reserve Bank of New York and the principal bond markets (as recommended by the Bond Market Association) are open.

The price at which you buy shares is the NAV next determined after your order is accepted. The price at which you sell shares is the NAV next determined after receipt of your order in proper form as described below. NAV is determined on each business day at the close of regular trading on the New York Stock Exchange that day (usually 4:00 p.m. Eastern time). If market prices are readily available for securities owned by the Fund, they're valued at those prices. If market prices are not readily available for some securities, they are valued at fair value under the supervision of Galaxy II's Board of Trustees.

HOW TO BUY SHARES
You can buy shares through your financial adviser or directly from Galaxy II's distributor by calling 1-800-345-6611. A financial adviser who places orders on your behalf may charge you a separate fee for its services. If you want to buy shares and you are a customer of a financial adviser such as a broker-dealer, bank or savings and loan association, including a financial adviser affiliated with the Adviser, you should place your order through your financial adviser. Your financial adviser is responsible for sending your order to Galaxy II's distributor and wiring the money to Galaxy II's custodian. The financial adviser holds the shares in your name and receives all confirmations of purchases and sales. For details, please contact your financial adviser.

You can also buy shares directly from Galaxy II's distributor in any of the following ways:

BUYING BY MAIL
Complete an account application and mail it, together with a check payable to each Fund in which you want to invest, to:

Galaxy Fund II
c/o Liberty Funds Services, Inc.
P.O. Box 8081
Boston, MA 02266-8081

To make additional investments, send your check to the address above along with one of the following:

- the detachable form that's included with your Galaxy II statement or your confirmation of a prior transaction

- a letter stating the amount of your investment, the name of the Fund you want to invest in, and your account number.

[SIDENOTE]

NET ASSET VALUE

The price you pay for your shares is based on the net asset value (NAV) per share. It's the value of a Fund's assets minus the value of the Fund's liabilities, divided by the number of shares of the Fund held by investors.

If your check is returned because of insufficient funds, Galaxy II will cancel your order.

BUYING BY WIRE
You may make an initial or additional investment by wiring money from your bank account to your Fund account. To wire funds to your Fund account, call 1-800-422-3737 to obtain a control number and wiring instructions.

Before making an initial investment by wire, you must complete an account application and send it to Galaxy Fund II, c/o Liberty Funds Services, Inc., P.O. Box 8081, Boston, MA 02266-8081. Your order will not be effected until the completed account application is received by Galaxy II. Call Galaxy II's distributor at 1-800-345-6611 for an account application.

Your bank or other financial institution may charge you a fee for sending funds by wire.

BUYING BY ELECTRONIC FUNDS TRANSFER
You can buy shares by electronically transferring money from your bank account to your Fund account by calling 1-800-422-3737. An electronic funds transfer may take up to two business days to settle. To be eligible to use this privilege, you must complete the appropriate section on the account application.

HOW TO SELL SHARES
You can sell your shares in several ways: through your financial adviser or directly through Galaxy II's distributor by mail, by telephone, or by wire.

If you want to sell your shares and you are a customer of a financial adviser, you must contact your financial adviser for information on how to sell your shares. Your financial adviser is responsible for sending your order to Galaxy II's distributor and for crediting your account with the proceeds. There is a $7.50 fee for wiring sale proceeds to your financial adviser. For details, please contact your financial adviser.

[SIDENOTE]

MINIMUM INVESTMENT AMOUNTS

The minimum initial investment to open a Fund account is:

-   $1,000 for regular accounts
-   $25 for retirement plan accounts, such as IRA, SEP and Keogh Plan accounts
- $25 for college savings accounts, including Coverdell Education Savings Accounts.

There is no minimum initial investment if you participate in the Automatic Investment Program. You can make additional investments for as little as $50. See GALAXY II INVESTOR PROGRAMS below for information on other minimums for initial and additional investments.

You can also sell your shares directly through Galaxy II's distributor in any of the following ways:

SELLING BY MAIL Send your request in writing to:

Galaxy Fund II
c/o Liberty Funds Services, Inc.
P.O. Box 8081
Boston, MA 02266-8081

You must include the following:

-   The name of the Fund
-   The number of shares or the dollar amount you want to sell
-   Your account number
-   Your Social Security number or tax identification number
- The signatures of each registered owner of the account (the signatures must match the names on the account registration).

Additional documents may be required for certain types of shareholders, such as corporations, partnerships, executors, trustees, administrators or guardians.

SELLING BY PHONE
You can sell shares and request that a check be sent to your address of record by calling Galaxy II's distributor at 1-800-422-3737, unless you have notified Galaxy II of an address change within the previous 30 days. The dollar limit on telephone sales is $100,000 in a 30-day period. Certain restrictions apply to retirement plan accounts. For details, call 1-800-345-6611. If you have difficulty getting through to Galaxy II because of unusual market conditions, consider selling your shares by mail or wire.

SELLING BY WIRE
Notify Galaxy II's distributor by phone or wire that you wish to sell shares and have the sale proceeds wired to your account at any financial institution in the U.S. that is able to receive wire transfers. To be eligible to use this privilege, you must complete the appropriate section on the account application or notify Galaxy II in writing (with a signature guarantee). Your sale proceeds must be more than $1,000.

The sale proceeds must be paid to the same bank and account you named on your application or in your written instructions. There is a $7.50 fee for wiring sale proceeds to your bank.

HOW TO EXCHANGE SHARES
You may exchange shares of a Fund for shares of any other Galaxy II Fund or for Trust Shares or Class Z shares of any other fund that's sold by Liberty Funds Distributor, Inc. in which you have an existing account.

TO EXCHANGE SHARES:
-   ask your financial adviser
-   call Galaxy II's distributor at 1-800-422-3737
-   send your request in writing to:
    Galaxy Fund II
    c/o Liberty Funds Services, Inc.
    P.O. Box 8081
    Boston, MA 02266-8081

[SIDENOTE]

SIGNATURE GUARANTEES

When selling your shares by mail, you must have your signature guaranteed. Your signature must be guaranteed by a bank that's a member of the FDIC, a trust company, a member firm of a national securities exchange or any other eligible institution. A notarized signature is not sufficient.

Galaxy II doesn't charge any fee for making exchanges, but your financial adviser might do so. You are generally limited to one exchange per month. Galaxy II may change or cancel the exchange privilege with 60 days' advance written notice to shareholders.

OTHER TRANSACTION POLICIES
If Galaxy II doesn't receive full payment for your order to buy shares within three business days of the order date, Galaxy II won't accept your order. Galaxy II will advise you if this happens and return any payment it may eventually receive. You can only invest in shares of the Funds that are legally available in your state.

Galaxy II may reject any order to buy shares. Galaxy II doesn't issue a certificate when you buy shares but it does keep a record of shares issued to investors.

Galaxy II may refuse your order to sell or exchange shares by wire or telephone if it believes it is advisable to do so. Galaxy II or its distributor may change or cancel the procedures for selling or exchanging shares by wire or telephone at any time without notice.

If you sell or exchange shares by telephone, you may be responsible for any fraudulent telephone orders as long as Galaxy II has taken reasonable precautions to verify your identity, such as requesting information about the way in which your account is registered or about recent transactions in your account.

Galaxy II normally pays you cash when you sell your shares, but it has the right to deliver securities owned by a Fund instead of cash. When you sell these securities, you'll pay brokerage charges.

Sales proceeds are normally sent to you within three business days but Galaxy II reserves the right to send sales proceeds within seven days if sending proceeds earlier could adversely affect a Fund.

If any shares that you're selling are part of an investment you've paid for with a personal check, Galaxy II will delay sending your sales proceeds until the check clears, which can take up to 15 days from the purchase date.

Galaxy II reserves the right to vary or waive any minimum investment requirement.

If the value of your account falls below $1,000 (other than as a result of depreciation in the value of your Fund shares), you may be subject to an annual account fee of $10. This fee is deducted from the account in June of each year. Approximately 60 days prior to the date on which the fee is to be deducted from your account, the Fund's transfer agent will send you written notification of the fee. If you add money to your account and bring the value above $1,000 prior to the fee date, the fee will not be deducted from your account.

DIVIDENDS, DISTRIBUTIONS AND TAXES

DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS
The Large Company Index Fund and Small Company Index Fund generally declare and pay dividends from net investment income annually. The Utility Index Fund generally declares and pays dividends from net investment income quarterly. The U.S. Treasury Index Fund and Municipal Bond Fund declare dividends from net investment income daily and pay them monthly. Each Fund normally distributes net capital gains annually. It's expected that the annual distributions for the U.S. Treasury Index Fund and Municipal Bond Fund will normally - but not always - consist primarily of ordinary income rather than capital gains. When you open your account, you can choose one of the following options for handling dividends and distributions (to change the option selected, call 1-800-345-6611):

- Reinvest all dividends and distributions in additional shares of your current Fund.

- Reinvest all dividends and distributions in shares of another Galaxy II Fund or in shares of any other fund that's sold by Liberty Funds Distributor, Inc.

-   Receive dividends in cash (see options below) and reinvest capital gains.

- Receive all dividends and distributions in cash (with one of the following options):

    -   send the check to your address of record

    -   send the check to a third party address

    -   transfer the money to your bank via electronic funds transfer.

If you do not indicate on your account application your preference for handling dividends and distributions, all of your dividends and distributions will be automatically reinvested in shares of your Galaxy II Fund.

Dividends and distributions of $10 or less will be automatically reinvested in additional Fund shares. If you elect to receive dividends and distributions by check and the check is returned as undeliverable, or if you do not cash a dividend or distribution check within six months of the check date, the dividend or distribution will be reinvested in additional shares of the Fund. All subsequent dividends and distributions will be reinvested in additional Fund shares.

FEDERAL TAXES
Each of the Large Company Index Fund, Small Company Index Fund, Utility Index Fund and U.S. Treasury Index Fund contemplates declaring as dividends each year all or substantially all of its taxable income, including its net capital gain (the excess of long-term capital gain over short-term capital loss). Distributions attributable to the net capital gain of a Fund will be taxable to you as long-term capital gain, regardless of how long you have held your shares. Other Fund distributions will generally be taxable as ordinary income. You will be subject to income tax on Fund distributions regardless of whether they are paid in cash or reinvested in additional shares.

It is expected that the Municipal Bond Fund will distribute dividends derived from interest earned on exempt securities, and these "exempt-interest dividends" will be exempt income for shareholders for federal income tax purposes. However, distributions, if any, derived from net capital gains of the Fund will generally be taxable to you as long-term capital gains, and distributions, if any, derived from short-term capital gains or taxable interest income will be taxable to you as ordinary income. It is expected that the Fund may pay such taxable distributions from time to time.

You will be notified annually of the tax status of distributions to you.

You should note that if you purchase shares just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."

You will recognize taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange for shares of another Fund, based on the difference between your tax basis in the shares and the amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held shares.) Any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. If you receive an exempt-interest dividend with respect to any share and the share is held by you for six months or less, any loss on the sale or exchange of the share will be disallowed to the extent of such exempt-interest dividend amount. Additionally, any loss realized on a sale, exchange or redemption of shares of a Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other shares of the Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of a Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

Interest on indebtedness incurred by a shareholder to purchase or carry shares of the Municipal Bond Fund generally will not be deductible for federal income tax purposes.

You should note that a portion of the exempt-interest dividends paid by the Municipal Bond Fund may constitute an item of tax preference for purposes of determining federal alternative minimum tax liability. Exempt-interest dividends will also be considered along with other adjusted gross income in determining whether any Social Security or railroad retirement payments received by you are subject to federal income taxes.

The one major exception to these tax principles is that distributions on, and sales, exchanges and redemptions of, shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

STATE AND LOCAL TAXES
Shareholders may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply, however, to the portions of each Fund's distributions, if any, that are attributable to interest on U.S. Government securities or interest on securities of the particular state or localities within the state.

Dividends paid by the Municipal Bond Fund that are attributable to interest earned by the Fund may be taxable to shareholders under state or local law. Some states allow shareholders to exclude from state income tax that portion of the Fund's tax-exempt interest income that is attributable to municipal securities issued within the shareholder's own state. To assist shareholders of these states, the Fund will provide a breakdown of its tax-exempt interest income on a state-by-state basis at year-end.

MISCELLANEOUS
The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different United States federal income tax treatment. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

GALAXY II INVESTOR PROGRAMS

RETIREMENT PLANS
Shares of the Index Funds are available for purchase in connection with any of the following retirement plans:

- Individual Retirement Arrangements (IRAs), including Traditional, Roth, Rollover and Education IRAs.
-   Simplified Employee Pension Plans (SEPs).
-   Keogh money purchase and profit sharing plans.
- Salary reduction retirement plans set up by employers for their employees, which are qualified under section 401(k) and 403(b) of the Internal Revenue Code.
- SIMPLE IRA plans which are qualified under Section 408(p) of the Internal Revenue Code.

For information about eligibility requirements and other matters concerning these plans and to obtain an application, call Galaxy II's distributor at 1-800-799-7526.

OTHER PROGRAMS
It's also easy to buy or sell shares of the Funds by using one of the programs described below. Just tell Galaxy II the amount and how frequently you want to buy or sell shares and Galaxy II does the rest. For further information on any of these programs, call your financial adviser or Galaxy II's distributor at 1-800-799-7526.

AUTOMATIC INVESTMENT PROGRAM
You can make automatic investments from your bank account every month or every quarter. You can choose to make your investment on any day of the month or quarter. The minimum investment is $50.

AUTOMATED DOLLAR COST AVERAGING
You can purchase shares for your Fund account by exchanging $100 or more each month from another Galaxy II Fund or from any other fund that's sold by Liberty Funds Distributor, Inc. You must have a current balance of at least $5,000 in the fund the money is coming from. The designated amount will be exchanged on the third Tuesday of each month. Exchanges will continue so long as your fund balance is sufficient to complete the transfers. You may change the amount of the exchange by calling 1-800-345-6611. You must complete the appropriate section on the account application to be eligible to use this privilege.

DIVIDEND DIVERSIFICATION
You may automatically invest dividends distributed by another fund that's sold by Liberty Funds Distributor, Inc. in shares of the Funds. To invest your dividends in another fund, call 1-800-345-6611.

PAYROLL DEDUCTION PROGRAM
You can make regular investments from your paycheck. The minimum investment is $25 per pay period. Send a completed Galaxy II Payroll Deduction Application to your employer's payroll department. They'll arrange to have your investment deducted from your paycheck.

COLLEGE INVESTMENT PROGRAM
The minimum for initial and additional investments through the College Investment Program is $25. You can also save for college by opening a Coverdell Education Savings Account. The minimum for initial and additional investments in a Coverdell Education Savings Account is $25.

DIRECT DEPOSIT PROGRAM
This program lets you deposit your social security payments in your Fund account automatically. There's no minimum deposit. You can cancel the program by notifying the Social Security Administration in writing.

SYSTEMATIC WITHDRAWAL PLAN
You can make regular withdrawals from your Fund account in a specified percentage or dollar amount every month, every quarter or every six months. In order to participate in the plan, you need a minimum account balance of $5,000 and you must have elected to have all dividends and distributions reinvested in additional shares.

You may cancel your participation in any of these programs, other than the direct deposit program, by writing to Galaxy II at:

Galaxy Fund II
c/o Liberty Funds Services, Inc.
P.O. Box 8081
Boston, MA 02266-8081

Please allow at least five days for the cancellation to be processed.

HOW TO REACH GALAXY II

THROUGH YOUR FINANCIAL ADVISER
Your financial adviser can help you buy, sell or exchange shares and can answer questions about your account.

GALAXY II SHAREHOLDER SERVICES
Call Galaxy II's distributor at 1-800-345-6611 Monday through Friday, 8 a.m. to 6 p.m. (Eastern time) for help from a Galaxy II representative.

CUSTOMER CONNECTION
Customer Connection is Galaxy II's state-of-the-art automated telephone system. Call 1-800-345-6611 for automated access to your account. To be immediately directed to a representative, press "0". You can also sign up for our speech recognition system. If you are calling from outside the U.S., follow the instructions of your long distance carrier and then dial 1-303-337-6555.

THE INTERNET
Please visit Galaxy II's Web site at: www.galaxyfunds.com

FINANCIAL HIGHLIGHTS

The financial highlights tables on the following pages will help you understand the Funds' financial performance for the past five years. Certain information reflects the financial performance of a single share of each Fund. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in each Fund, assuming all dividends and distributions were reinvested. The information for the fiscal years ended March 31, 2002, 2001, 2000 and 1999 has been audited by Ernst & Young LLP, independent auditors, whose report, along with the Funds' financial statements, are included in Galaxy II's Annual Report and are incorporated by reference into the SAI. The Annual Report and SAI are available free of charge upon request. The information for the fiscal year ended March 31, 1998 was audited by Galaxy II's former auditors.

GALAXY II LARGE COMPANY INDEX FUND (For a share outstanding throughout each period)



                                                                   FOR THE YEARS ENDING MARCH 31,
                                                  --------------------------------------------------------------
                                                    2002           2001          2000         1999        1998
                                                  --------       --------     ----------    --------    --------

Net asset value, beginning of period              $  29.32       $  42.14     $    36.90    $  31.92    $  23.09

INCOME FROM INVESTMENT OPERATIONS:
   Net investment income(1)                           0.25           0.26           0.32        0.35        0.40

   Net realized and unrealized gain
   (loss) on investments and futures contracts       (0.33)         (8.85)          5.93        5.38       10.23
                                                  --------       --------     ----------    --------    --------
Total from investment operations                     (0.08)         (8.59)          6.25        5.73       10.63

LESS DIVIDENDS:
   Dividends from net investment income              (0.25)         (0.26)         (0.33)      (0.36)      (0.44)

   Dividends from net realized capital gains         (1.44)         (3.97)         (0.68)      (0.39)      (1.36)
                                                  --------       --------     ----------    --------    --------
Total dividends                                      (1.69)         (4.23)         (1.01)      (0.75)      (1.80)

Net increase (decrease) in net asset value           (1.77)        (12.82)          5.24        4.98        8.83

Net asset value, end of period                    $  27.55       $  29.32     $    42.14    $  36.90    $  31.92
                                                  ========       ========     ==========    ========    ========
Total return                                         (0.08)%       (21.54)%        17.20%      18.15%      47.29%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of period (000s)               $841,016       $821,147     $1,065,129    $828,899    $626,740

RATIOS TO AVERAGE NET ASSETS:
   Net investment income including
   reimbursement                                      0.88%          0.74%          0.88%       1.11%       1.44%

   Operating expenses including
   reimbursement                                      0.49%          0.47%          0.47%       0.47%       0.40%

   Operating expenses excluding
   reimbursement                                      0.50%          0.48%          0.47%       0.47%       0.40%

Portfolio turnover rate                                  8%            15%            12%          3%          3%


(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2002, 2001, 2000, 1999 and 1998 was $0.25, $0.26, $0.32, $0.35 and $0.40, respectively.

GALAXY II SMALL COMPANY INDEX FUND (For a share outstanding throughout each period)



                                                                   FOR THE YEARS ENDING MARCH 31,
                                                  ----------------------------------------------------------------
                                                    2002           2001           2000         1999        1998(1)
                                                  --------       --------      ----------    --------     --------

Net asset value, beginning of period              $  15.15       $  17.92      $    15.22    $  20.73     $  22.64

INCOME FROM INVESTMENT OPERATIONS:
   Net investment income(2)                           0.08           0.07            0.09        0.10         0.27

   Net realized and unrealized gain (loss)
   on investments and futures contracts               3.04          (0.47)           4.31       (4.04)        7.64
                                                  --------       --------      ----------    --------     --------
Total from investment operations                      3.12          (0.40)           4.40       (3.94)        7.91

LESS DIVIDENDS:
   Dividends from net investment income              (0.11)         (0.04)          (0.09)      (0.09)       (0.33)

   Dividends from net realized capital gains         (0.80)         (2.33)          (1.61)      (1.48)       (9.49)
                                                  --------       --------      ----------    --------     --------
Total dividends                                      (0.91)         (2.37)          (1.70)      (1.57)       (9.82)

Net increase (decrease) in net asset value            2.21          (2.77)           2.70       (5.51)       (1.91)

Net asset value, end of period                    $  17.36       $  15.15      $    17.92    $  15.22     $  20.73
                                                  ========       ========      ==========    ========     ========
Total return                                         21.32%         (2.33)%         30.52%     (19.19)%      41.22%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of period (000s)               $291,111       $253,860      $  279,914    $259,903     $399,162

RATIOS TO AVERAGE NET ASSETS:
   Net investment income including
   reimbursement                                      0.43%          0.48%           0.53%       0.56%        0.97%

   Operating expenses including
   reimbursement                                      0.41%          0.41%           0.41%       0.40%        0.40%

   Operating expenses excluding
   reimbursement                                      0.41%          0.41%           0.41%       0.41%        0.40%

Portfolio turnover rate                                 21%            41%             36%         22%          99%


(1) At a Special Meeting of Shareholders of the Small Company Index Fund held on May 9, 1997, shareholders approved a change in the Fund's target index from the Russell Special Small Company Index to the Standard & Poor's SmallCap 600 Stock Price Index.

(2) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2002, 2001, 2000, 1999 and 1998 was $0.08, $0.07, $0.09, $0.10 and $0.27, respectively.

GALAXY II UTILITY INDEX FUND
(For a share outstanding throughout each period)



                                                                    FOR THE YEARS ENDING MARCH 31,
                                                  ------------------------------------------------------------------
                                                    2002           2001          2000          1999          1998(1)
                                                  --------       --------      --------      --------       --------

Net asset value, beginning of period              $  16.30       $  13.32      $  13.35      $  14.18       $  11.42

INCOME FROM INVESTMENT OPERATIONS:
   Net investment income(2)                           0.36           0.44          0.50          0.53           0.54

   Net realized and unrealized gain
   (loss) on investments                             (4.52)          4.56          0.43         (0.71)          3.71
                                                  --------       --------      --------      --------       --------
Total from investment operations                     (4.16)          5.00          0.93         (0.18)          4.25

LESS DIVIDENDS:
   Dividends from net investment income              (0.36)         (0.45)        (0.51)        (0.51)         (0.60)

   Dividends from net realized capital gains         (2.15)         (1.57)        (0.45)        (0.14)         (0.82)

   Return of capital                                     -              -             -             -          (0.07)
                                                  --------       --------      --------      --------       --------
Total dividends                                      (2.51)         (2.02)        (0.96)        (0.65)         (1.49)

Net increase (decrease) in net asset value           (6.67)          2.98         (0.03)        (0.83)          2.76

Net asset value, end of period                    $   9.63       $  16.30      $  13.32      $  13.35       $  14.18
                                                  ========       ========      ========      ========       ========
Total return                                        (24.57)%        37.57%         7.52%        (1.53)%        39.07%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of period (000s)               $ 48,920       $ 68,795      $ 49,977      $ 55,131       $ 55,864

RATIOS TO AVERAGE NET ASSETS:
   Net investment income including
   reimbursement                                      2.79%          2.75%         3.61%         3.72%          4.24%

   Operating expenses including
   reimbursement                                      0.40%          0.40%         0.40%         0.40%          0.40%

   Operating expenses excluding
   reimbursement                                      0.41%          0.41%         0.40%         0.40%          0.40%

Portfolio turnover rate                                 26%            65%           19%            8%            72%


(1) At a Special Meeting of Shareholders of the Utility Index Fund held on May 9, 1997, shareholders approved a change in the Fund's target index from the Russell 1000 Utility Index to the Standard & Poor's Utilities Composite Index.

(2) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2002, 2001, 2000, 1999 and 1998 was $0.36, $0.44, $0.50, $0.53 and $0.54, respectively.

GALAXY II U.S. TREASURY INDEX FUND
(For a share outstanding throughout each period)


                                                                     FOR THE YEARS ENDING MARCH 31,
                                                  ------------------------------------------------------------------
                                                    2002           2001          2000          1999           1998
                                                  --------       --------      --------      --------       --------

Net asset value, beginning of period              $  10.66       $  10.13      $  10.54      $  10.50       $   9.99

INCOME FROM INVESTMENT OPERATIONS:
   Net investment income(1), (2)                      0.51           0.61          0.61          0.61           0.63

   Net realized and unrealized gain
   (loss) on investments(2)                          (0.19)          0.53         (0.38)         0.05           0.51
                                                  --------       --------      --------      --------       --------
Total from investment operations                      0.32           1.14          0.23          0.66           1.14

LESS DIVIDENDS:
   Dividends from net investment income              (0.58)         (0.61)        (0.64)        (0.62)         (0.63)
                                                  --------       --------      --------      --------       --------
Total dividends                                      (0.58)         (0.61)        (0.64)        (0.62)         (0.63)

Net increase (decrease) in net asset value           (0.26)          0.53         (0.41)         0.04           0.51

Net asset value, end of period                    $  10.40       $  10.66      $  10.13      $  10.54       $  10.50
                                                  ========       ========      ========      ========       ========
Total return                                          3.03%         11.60%         2.39%         6.38%         11.72%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of period (000s)               $160,180       $163,619      $160,389      $202,420       $118,368

RATIOS TO AVERAGE NET ASSETS:
   Net investment income including
   reimbursement(2)                                   4.84%          5.90%         5.95%         5.77%          6.12%

   Operating expenses including
   reimbursement                                      0.42%          0.42%         0.41%         0.41%          0.40%

   Operating expenses excluding
   reimbursement                                      0.43%          0.42%         0.41%         0.41%          0.40%

Portfolio turnover rate                                 47%            53%           56%           70%            79%


(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2002, 2001, 2000, 1999 and 1998 was $0.51, $0.61, $0.61, $0.61 and $0.63, respectively.

(2) Galaxy II adopted the provisions of the AICPA Audit Guide for Investment Companies effective April 1, 2001. The effect of the changes for the year ended March 31, 2002 on the net investment income per share, net realized and unrealized gain (loss) per share, and the ratio of net investment income to average net assets is $(0.07), $0.07, and (0.63)%, respectively.

GALAXY II MUNICIPAL BOND FUND
(For a share outstanding throughout each period)



                                                                    FOR THE YEARS ENDING MARCH 31,
                                                  ------------------------------------------------------------------
                                                    2002           2001          2000          1999           1998
                                                  --------       --------      --------      --------       --------

Net asset value, beginning of period              $  10.58       $  10.13      $  10.59      $  10.51       $  10.15

INCOME FROM INVESTMENT OPERATIONS:
   Net investment income(1), (2)                      0.40           0.45          0.44          0.46           0.47

   Net realized and unrealized gain
   (loss) on investments(2)                          (0.01)          0.45         (0.45)         0.08           0.36
                                                  --------       --------      --------      --------       --------
Total from investment operations                      0.39           0.90         (0.01)         0.54           0.83

LESS DIVIDENDS:
   Dividends from net investment income              (0.40)         (0.45)        (0.45)        (0.46)         (0.47)
                                                  --------       --------      --------      --------       --------
Total dividends                                      (0.40)         (0.45)        (0.45)        (0.46)         (0.47)

Net increase (decrease) in net asset value           (0.01)          0.45         (0.46)         0.08           0.36

Net asset value, end of period                    $  10.57       $  10.58      $  10.13      $  10.59       $  10.51
                                                  ========       ========      ========      ========       ========
Total return                                          3.72%          9.15%        (0.05)%        5.20%          8.29%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of period (000s)               $ 40,085       $ 33,239      $ 27,769      $ 21,607       $ 18,147

RATIOS TO AVERAGE NET ASSETS:
   Net investment income including
   reimbursement(2)                                   3.74%          4.43%         4.28%         4.31%          4.49%

   Operating expenses including
   reimbursement                                      0.60%          0.60%         0.60%         0.60%          0.60%

   Operating expenses excluding
   reimbursement                                      0.60%          0.61%         0.60%         0.60%          0.60%

Portfolio turnover rate                                 92%            95%           38%           43%            28%


(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2002, 2001, 2000, 1999 and 1998 was $0.40, $0.45, $0.44, $0.46 and $0.47, respectively.

(2) Galaxy II adopted the provisions of the AICPA Audit Guide for Investment Companies effective April 1, 2001. The effect of the changes for the year ended March 31, 2002 on the net investment income per share, net realized and unrealized gain (loss) per share, and the ratio of net investment income to average net assets is $0.00, $0.00, and 0.01%, respectively.

REORGANIZATION WITH LIBERTY FUNDS

On June 17, 2002, the Board of Trustees of Galaxy II approved Agreements and Plans of Reorganization between Galaxy II and each of Liberty Funds Trust IV and Liberty Funds Trust V (collectively the "Liberty Funds"), two investment companies that are advised by affiliates of the Adviser. The Agreements and Plans of Reorganization, which provide for the reorganization of the Funds into corresponding portfolios of the Liberty Funds, will also be submitted to a vote of the shareholders of the Funds at a meeting to be held on or about October 18, 2002. If the Agreements and Plans of Reorganization are approved by shareholders, and certain other conditions are satisfied, the assets and liabilities of each of the Funds will be transferred to similar portfolios of the Liberty Funds and the shareholders of the Funds will become shareholders of the Liberty Funds. Pursuant to the Agreements and Plans of Reorganization, if approved, each Fund would reorganize into the corresponding Liberty Funds portfolio indicated below:



GALAXY II FUND       CORRESPONDING LIBERTY FUND
--------------       --------------------------

Large Company                     Large Company
Index Fund*                          Index Fund

Small Company                     Small Company
Index Fund*                          Index Fund

Utility Index Fund               Utilities Fund

U.S. Treasury                     U.S. Treasury
Index Fund*                          Index Fund

Municipal Bond                     Intermediate
Fund                       Tax-Exempt Bond Fund


* The investment policies of the Galaxy II Fund are expected to continue following the proposed reorganization.

A combined proxy statement and prospectus or proxy statement with respect to the proposed reorganization will be mailed to shareholders in advance of the meeting. If the Agreements and Plans of Reorganization are approved by shareholders, it is expected that the reorganization will occur in November 2002.

It is expected that certain of the Funds will sell a portion of their portfolio securities prior to their reorganization with the Liberty Funds and will distribute all of their realized capital gains to shareholders. These distributions will be taxable to shareholders, although some or all of the distributions may, in effect, be a return of capital for new investors. Investors should contact their tax advisers before investing.

In connection with the proposed reorganization of the Funds, the Board of Trustees of Galaxy II has suspended the sale of each Fund's shares to new investors effective as of the close of business on July 26, 2002. Existing shareholders of the Funds as of such date may continue to purchase shares of the Funds until the reorganization.

MISCELLANEOUS

"Standard & Poor's," "S&P," "Standard & Poor's 500," "S&P 500," "500," "Standard & Poor's SmallCap 600 Index" and "S&P SmallCap 600 Index" are trademarks of The McGraw Hill Companies, Inc. and have been licensed to the Adviser for use by Galaxy II.

The Large Company Index Fund, the Small Company Index Fund and the Utility Index Fund are not sponsored, endorsed, sold or promoted by Standard & Poor's ("S&P"), a division of The McGraw Hill Companies, Inc. S&P makes no representation or warranty, express or implied, to the shareholders of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund or any member of the public regarding the advisability of investing in securities generally or in the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund particularly or the ability of the S&P 500, the S&P SmallCap 600 Index or the S&P Utilities Index to track general stock market performance. S&P has no obligation to take the needs of Galaxy II or the shareholders of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund into consideration in determining, composing or calculating the S&P 500, the S&P SmallCap 600 Index and the S&P Utilities Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the shares of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund or the timing of the issuance or sale of the shares of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund or in the determination or calculation of the equation by which the shares of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500, THE S&P SMALLCAP 600 INDEX OR THE S&P UTILITIES INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY GALAXY II, SHAREHOLDERS OF THE LARGE COMPANY INDEX FUND, THE SMALL COMPANY INDEX FUND OR THE UTILITY INDEX FUND OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500, THE S&P SMALLCAP 600 INDEX OR THE S&P UTILITIES INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Salomon Smith Barney Broad Investment-Grade Bond Index is a registered trademark of Salomon Smith Barney.

The inclusion of a security in any of the Galaxy II Index Funds' indices in no way implies an opinion by S&P or Salomon Smith Barney Inc. as to its attractiveness as an investment. S&P and Salomon Smith Barney Inc. are not sponsors of, or in any way affiliated with, the Galaxy II Index Funds.

WHERE TO FIND MORE INFORMATION

You'll find more information about the funds in the following documents:

ANNUAL AND SEMI-ANNUAL REPORTS
Galaxy II's annual and semi-annual reports contain more information about each Fund and a discussion about the market conditions and investment strategies that had a significant effect on each Fund's performance during the last fiscal year.

STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI contains detailed information about the Funds and their policies. By law, it's incorporated by reference into (considered to be part of) this prospectus.

You can get a free copy of these documents, request other information about the Funds and make shareholder inquiries by calling Galaxy II toll-free at 1-800-345-6611 or writing to:

Galaxy Fund II
c/o Liberty Funds Services, Inc.
P.O. Box 8081
Boston, MA 02266-8081

If you buy your shares through a financial institution, you may contact your institution for more information.

You can write to the Securities and Exchange Commission (SEC) Public Reference Section and ask them to mail you information about the Funds, including the SAI. They'll charge you a fee for this service. You can also visit the SEC Public Reference Room and copy the documents while you're there. For information about the operation of the Public Reference Room, call the SEC.

Public Reference Section of the SEC
Washington, DC 20549-0102
1-202-942-8090

Reports and other information about the Funds are also available on the EDGAR Database on the SEC's Web site at http://www.sec.gov. Copies of this information may also be obtained, after paying a duplicating fee, by electronic request to the SEC's e-mail address at publicinfo@sec.gov.

Galaxy II's Investment Company Act File No. is 811-06051.

PROTRIDX 18008 (7/29/02) PKG50.